Exhibit 4.4

FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

NUMBER OF RIGHTS	SUBSCRIPTION RIGHTS CERTIFICATE NO.

NONTRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE 9.25%
CONVERTIBLE REDEEMABLE SUBORDINATED DEBENTURES OF

INTERPOOL, INC.

           THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED NOVEMBER ___, 2002 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE ALTMAN GROUP, INC. (THE "INFORMATION AGENT") AND AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "SUBSCRIPTION AGENT"). CAPITALIZED TERMS USED HEREIN WITHOU DEFINITION SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

           THIS SUBSCRIPTION RIGHTS CERTIFICATE (THE "SUBSCRIPTION RIGHTS CERTIFICATE") OR A NOTICE OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BEFORE 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER ___, 2002, UNLESS EXTENDED BY THE COMPANY TO A TIME NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON JANUARY ___, 2002 (IN EITHER CASE, THE "EXPIRATION DATE").

           THIS SUBSCRIPTION RIGHTS CERTIFICATE IS NOT TRANSFERABLE AND MAY NOT BE ASSIGNED TO ANY OTHER PERSON.

           The subscription rights (the "Rights") represented by this Subscription Rights Certificate may be exercised, in whole or in part, by duly completing Form 1. Before exercising Rights, Rights Holders are urged to read the Prospectus and Instructions As To Use of Subscription Rights Certificates (the "Instructions") carefully and in their entirety, additional copies of which are available from the Information Agent and the Subscription Agent. IMPORTANT: COMPLETE FORM 1 AND SIGN ON REVERSE SIDE.

SUBSCRIPTION PRICE: $_____ PER DEBENTURE

REGISTERED HOLDER: _______________________________________

           The registered owner whose name is inscribed hereon (the "Rights Holder") is entitled to subscribe for and purchase from Interpool, Inc. ("the Company"), at the Subscription Price, one 9.25% Convertible Redeemable Subordinated Debenture, $25.00 principal amount (a "Debenture"), pursuant to the Basic Subscription Right (the "Basic Debentures") for each Right evidenced hereby. If the registered owner exercises the Basic Subscription Right in full such owner can subscribe pursuant to the Oversubscription Right for additional Debentures ("Excess Debentures") to the extent that other rights holders do not exercise their Basic Subscription Right. Exercise of both the Basic Subscription Right and Oversubscription Right will be made upon the terms and subject to the conditions set forth in the Prospectus and the Instructions. Basic Debentures subscribed for pursuant to the Basic Subscription Right and Excess Debentures subscribed for pursuant to the Oversubscription Right, if accepted, shall be issued only if this Subscription Rights Certificate, duly completed (or a Notice of Guaranteed Delivery in respect thereof), is received by the Subscription Agent together with payment of the applicable Subscription Price prior to the Expiration Date. Such Debentures shall be delivered as soon as practicable after the Expiration Date and after all prorations and reductions contemplated by the terms of the Offering have been effected.

By: Martin Tuchman Chairman and Chief Executive Officer	By: Kathleen Francis Assistant Secretary

           YOU SHOULD BE AWARE THAT IF YOU CHOOSE TO EXERCISE LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY, THE BALANCE OF YOUR RIGHTS WILL PERMANENTLY EXPIRE ON THE EXPIRATION DATE. YOUR EXERCISE OF RIGHTS IS IRREVOCABLE ONCE YOU HAVE SUBMITTED THIS SUBSCRIPTION RIGHTS CERTIFICATE TO THE SUBSCRIPTION AGENT. HOWEVER, THE COMPANY RESERVES THE RIGHT TO EXTEND THE EXPIRATION DATE AND TO POSTPONE, MODIFY OR CANCEL THE RIGHTS OFFERING AT ANY TIME PRIOR TO THE EXPIRATION DATE.

IMPORTANT: PLEASE READ ALL INSTRUCTIONS CAREFULLY

FORM 1

EXERCISE AND SUBSCRIPTION

           The undersigned hereby irrevocably exercises one or more Rights to subscribe for 9.25% Convertible Redeemable Subordinated Debentures as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(a)	Number of Debentures subscribed for pursuant to the Basic Subscription Right ($25 principal amount per Debenture):	(a) ____________

(b)	Number of Debentures subscribed for pursuant to the Oversubscription Right ($25 principal amount per Debenture)*:	(b) ____________

(c)	Total Debentures (sum of lines (a) and (b)):	(c) ____________

(d)	Total number of Debentures subscribed for pursuant to the Basic Subscription Right (line (a)) multiplied by the Subscription Price of $_____ per Debenture**:	(d) $___________

(e)	Total number of Debentures subscribed for pursuant to the Oversubscription Right (line (b)) multiplied by the Subscription Price of $_____ per Debenture**:	(e) $___________

(f)	Total Subscription Price (sum of lines (d) and (e)):	(f) $___________

_______________

*	To exercise the Oversubscription Right, you must fully exercise the Basic Subscription Right.

**	If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of Debentures included in lines (a) and (b), or if the number of Debentures being subscribed for is not specified, the exercising Rights Holder shall be deemed to have subscribed for the maximum amount of Debentures that could be subscribed for upon payment of the enclosed amount. If the number of Excess Debentures to be subscribed for pursuant to the Oversubscription Right is not specified and the amount enclosed or transmitted exceeds in aggregate the Subscription Price for all Basic Debentures that could be subscribed for pursuant to the Basic Subscription Right represented by this Subscription Rights Certificate (the "Subscription Excess"), the exercising Rights Holder exercising this Subscription Rights Certificate shall be deemed to have exercised the Oversubscription Right to purchase, to the extent available, that number of Debentures equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber with interest on immediately available funds as soon as practicable. No interest will be paid on funds received by uncertified check.

(g)	METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES))

|_|	Check in the amount of $_____________ payable to Subscription Agent.

|_|	Certified check, bank draft or money order in the amount of $_____________ payable to Subscription Agent.

|_|	Wire transfer in the amount of $_____________ directed to American Stock Transfer & Trust Company, Subscription Agent, JP Morgan Chase Bank WIRE CLEARING ACCOUNT, ABA #021000021, Account #323890121, Attention: Reorg. Dept.

(h)	NOTICE OF GUARANTEED DELIVERY

|_|	CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY TO THE SUBSCRIPTION AGENT PRIOR TO THE EXPIRATION DATE AND COMPLETE THE FOLLOWING:

Name(s) of Registered Owner(s) ________________________________________________________
Window Ticket Number (if any) ________________________________________________________
Date of Execution of Notice of Guaranteed Delivery ________________________________________
Name of Eligible Institution which Guaranteed Delivery _____________________________________
Telephone Number __________________________________________________________________

SPECIAL DELIVERY INSTRUCTIONS

           Unless otherwise indicated below, the Subscription Agent is hereby authorized to issue and deliver Debentures to the undersigned at the address appearing on the face of this Subscription Right Certificate.

|_|	Check this box if Debentures are to be issued in a name other than that of the Rights Holder and complete the Affiliate and/or Related Party Certification (Form 2 enclosed herewith).

IMPORTANT: RIGHTS HOLDER SIGN HERE IF RIGHTS ARE
BEING EXERCISED AND COMPLETE ATTACHED SUBSTITUTE FORM W-9

Dated:__________, 2002

___________________________________
Signature(s) of Rights Holder(s)

Must be signed by the registered holder(s) as name(s) appear(s) on this Subscription Rights Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See the Instructions.

Name: _______________________________________ (Please Print)	Capacity (Full Title): __________________________

Address: ______________________________________________________
                                                       (Include Zip Code)

Home Telephone Number: _______________________	Business Telephone Number: ____________________
Tax Identification or Social Security Number: ___________________________

SIGNATURE GUARANTEE
(to be executed if Form 2 is completed; see paragraph 5(c) of the Instructions)

The undersigned, an eligible guarantor institution pursuant to Rule l7Ad-l5 promulgated under the Securities Exchange Act of 1934, as amended, and a participant in a Securities Transfer Association recognized signature program, does hereby guarantee that the signature of the Holder hereinabove is genuine.

Dated: _____________ , 2002

Firm Name (If applicable): ____________________________________ Authorized Signature: ________________________________________ Name and Title: _____________________________________________

PAYER'S NAME: ______________________________________

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number (TIN)	Part 1--PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	________________________________ Social security number or ________________________________ Employer identification number
Part 2--CERTIFICATION -- Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me) and

	(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.	Part 3 -- Awaiting TIN |_|
CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).
Signature ___________________________________________________________ Date __________________________

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER AND SOLICITATION. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

           I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver such an application in the near future. I understand that until I provide a taxpayer identification number 30% of all reportable payments made to me will be withheld, but that such withheld amount shall be refunded to me if I provide my taxpayer identification number within 60 days.

Signature ___________________________________________________________ Date __________________________

FORM 2

AFFILIATE AND/OR RELATED PARTY CERTIFICATION

ISSUING INSTRUCTIONS: List the name, address and Tax Identification Number or Social Security Number of each affiliate or related party to whom Debentures should be issued and the number of Debentures that should be issued to each such person. If additional space is required, attach copies of this form as needed. Any Debentures subscribed for but not accounted for below will be issued in the name of the Rights Holder. If, pursuant to the Oversubscription Right, more Debentures are subscribed for than are issued, the affiliates or related parties will be issued the appropriate pro rata share of the Debentures issued.

Name: ___________________________________________________________
Address: _________________________________________________________
Tax Identification or
Social Security Number:_____________________________________________
Number of Debentures: ______________________________________________

Name: ___________________________________________________________
Address: _________________________________________________________
Tax Identification or
Social Security Number:_____________________________________________
Number of Debentures: ______________________________________________

Name: ___________________________________________________________
Address: _________________________________________________________
Tax Identification or
Social Security Number:_____________________________________________
Number of Debentures: ______________________________________________

Name: ___________________________________________________________
Address: _________________________________________________________
Tax Identification or
Social Security Number:_____________________________________________
Number of Debentures: ______________________________________________

Name: ___________________________________________________________
Address: _________________________________________________________
Tax Identification or
Social Security Number:_____________________________________________
Number of Debentures: ______________________________________________

           The undersigned certifies that each of the persons named above is an affiliate and/or related party of the undersigned as such terms are defined in the Prospectus dated November ___, 2002.

           Date: _____________

Signature: Name: Title:	_____________________________ _____________________________ Rights Holder